                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             NORMARK VENTURES CORP.
             (Exact name of Registrant as specified in its charter)

NEVADA                    1041                 98-0233347
------                    ----                 ----------
(State or other           Primary  Standard    (I.R.S.  Employer
jurisdiction of           Industrial           Identification
incorporation or          Classification       Number)
organization)             Number

Norman  Wareham,  President
3575  Emerald  Drive
N.  Vancouver,  British  Columbia,  Canada                  V7R 3B6
------------------------------------------                 ---------
(Name  and  address  of  principal                         (Zip Code)
executive  offices)

Registrant's  telephone  number,  including  area  code:  (604) 506-4003

Approximate date of commencement of proposed      As soon as
sale to the public:                               practicable after the
                                                  effective date of
                                                  this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                   |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                        |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES        AMOUNT          OFFERING     AGGREGATE      AMOUNT OF
TO BE             TO BE           PRICE PER    OFFERING       REGISTRATION
REGISTERED        REGISTERED      SHARE (1)    PRICE (2)      FEE (2)
--------------------------------------------------------------------------------
Common  Stock    4,100,000 shares    $0.02     $82,000        $7.54
--------------------------------------------------------------------------------

(1)  Based  on  last  sales  price  on  March  15,  2001
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 312-6249
                          Agent for service of process

                    SUBJECT TO COMPLETION, Dated May 7, 2002



                                   PROSPECTUS


                             NORMARK VENTURES CORP.
                                4,100,000 SHARES
                                  COMMON STOCK
                                ----------------


The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering of our common stock that was exempt from registration under the US securities laws. We have set an offering price for these securities of $0.02 per share.

Our  common  stock is presently not traded on any market or securities exchange.


--------------------------------------------------------------------------------
                                                    Proceeds to Selling
                                                    Shareholders  Before
                                                    Expenses  and
              Offering  Price     Commissions       Commissions
              ---------------     -----------       -----------
Per  Share     $0.02              Not Applicable    $0.02

Total          $82,000            Not Applicable    $82,000
--------------------------------------------------------------------------------

                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------



                   The Date Of This Prospectus Is: May 7, 2002

                                TABLE OF CONTENTS
                                                                      PAGE
                                                                      ----

Summary                                                                   4
Risk  Factors                                                             6
  If We Do Not Obtain Additional Financing,
    Our Business Will Fail                                                6
  If We Complete A Financing Through The Sale Of
    Additional Shares Of Our Common Stock, Then
    Shareholders  Will  Experience Dilution                               6
  If We Do Not Conduct Mineral Exploration On Our
    Mineral Claims Or Pay Fees In Lieu Of Mineral
    Exploration, Then Our Mineral Claims Will Lapse                       6
  Because We Have Not Commenced Business Operations,
    We Face A High Risk of  business failure                              7
  Because We Anticipate Our Operating Expenses
    Will Increase Prior To Our Achieving Revenues,
    We  Expect  Significant  Losses  Prior
    to  any  Profitability                                                7
  Because Of The Speculative Nature Of Exploration
    Of Mining Properties, There Is Substantial Risk
    That  No  Commercially  Exploitable Minerals
    Will Be Found  And  Our  Business  Will Fail                          7
  Because Of The Inherent Dangers Involved In Mineral
    Exploration, There Is A Risk That We May Incur
    Liability Or Damages As We Conduct Our Business                       7
  Even If We Discover Commercial Reserves Of Precious
    Metals On Our Mineral claims, We May Not Be Able
    to  Successfully Obtain Commercial Production                         8
  Because Access To Our Mineral Claims is Often
    Restricted by Inclement Weather, We Will Be Delayed
    in Our Exploration and Any Future Mining Efforts                      8
  Because Of Our Limited Resources And The Speculative
    Nature Of Our Business,
  If We Do Not Obtain Clear Title To The Mining
    Properties, Our Business May Fail                                     8
  If We Are Unable To Hire And Retain Key Personnel,
    We May Not Be Able To Implement  Our  Business
    Plan And Our Business Will Fail                                       9
  Because Our Sole Executive Officer Does Not Have
    Formal Training Specific To The Technicalities
    Of Mineral Exploration, There Is A Higher Risk
    Our  Business  Will  Fail                                             9
  Because Our Sole Executive Officer Has Other
    Business Interests, He May Not Be Able Or Willing
    To Devote A Sufficient Amount Of Time To Our
    Business Operations, Causing Our Business To Fail                     9
  Because We Will Be Subject To Compliance With
    Government Regulation,
  Our  Anticipated  Cost  Of  Our  Exploration
    Program  May  Increase                                                9
  If  We  Receive  Positive  Results  From  Our
    Exploration Program And We Determine To Pursue
    Commercial Production, Then We May Be Subject
    To An Environmental Review Process That May Delay
    Or Prohibit Our Proceeding To Commercial Production                  10
  If A Market For Our Common Stock Does Not Develop,
    Our Investors Will Be Unable To Sell their Shares                    10

  Because Mr. Wareham Owns 51.2% of Our Outstanding
    Common Stock and Serves As Our President and
    Sole Director, Investors May Find That Corporate
    Decisions Made or Influenced by Mr. Wareham Are
    Inconsistent with the Best Interests of Other Stockholders           10
  If A Market For Our Common Stock Develops, Our Stock
    Price May Be Volatile                                                11
  If The Selling Shareholders Sell A Large Number Of
    Shares All At Once Or In Blocks, The Market Price
    Of Our Shares Would Most Likely Decline                              11
  Because Our Stock Is Penny Stock, Shareholders
    Will Be Limited In Their Ability To Sell Their Stock                 11
Use  of  Proceeds                                                        12
Determination  of  Offering  Price                                       12
Dilution                                                                 12
Selling  Shareholders                                                    12
Plan  of  Distribution                                                   17
Legal  Proceedings                                                       18
Directors,  Executive  Officers,  Promoters
  and  Control  Persons                                                  18
Security  Ownership  of  Certain  Beneficial
  Owners  and  Management                                                21
Description  of  Securities                                              22
Interest  of  Named  Experts  and  Counsel                               23
Disclosure  of  Commission  Position  of
  Indemnification  for  Securities  Act Liabilities                      24
Organization  Within  Last  Five  Years                                  24
Description  of  Business                                                25
Plan  of  Operations                                                     31
Description  of  Property                                                34
Certain  Relationships  and  Related  Transactions                       34
Market  for  Common  Equity  and
  Related  Stockholder  Matters                                          35
Executive  Compensation                                                  37
Financial  Statements                                                    38
Changes  in  and  Disagreements  with  Accountants                       38
Available  Information                                                   39


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    SUMMARY

Normark  Ventures  Corp.

We are in the business of mineral exploration. To date, we have relied upon the mineral exploration of others and have not yet conducted any mineral exploration ourselves. We purchased four mineral claims located in the Whitehorse Mining District of the Yukon Territory, Canada from Mr. Glen MacDonald on April 30, 2001 for CDN $10,000 (approximately US $6,416). We refer to these mineral claims as the Wheaton River mineral claims. We acquired a 100% interest in the Wheaton River mineral claims, subject to a 2% net smelter returns royalty that we have agreed to pay to Mr. MacDonald in the event that we enter into production of the Wheaton River mineral claims. We determined to proceed with the purchase of the Wheaton River mineral claims based on the fact that previous mineral exploration work completed on the property indicated that the geology of the mineral claims was similar to the geology of other gold bearing mineral claims in the area of the Wheaton River mineral claims. We presently plan to do preliminary exploration work to search for economic mineralization on these claims.

Our plan of operations is to conduct mineral exploration activities on the Wheaton River mineral claims in order to assess whether these claims possess commercially exploitable gold and silver mineral reserves. We have not, nor has any predecessor, identified any commercially exploitable reserves on these mineral claims. Our proposed exploration program is designed to explore for commercially exploitable deposits. We are an exploration stage company and as such no commercially viable mineral deposit may exist on our mineral claims.

We were incorporated on July 27, 2000 under the laws of the state of Nevada. Our principal offices are located at 3575 Emerald Drive, North Vancouver, British Columbia, Canada V7R 3B6. The telephone number of our principal executive office is (604) 506-4003.

The  Offering

Securities  Being  Offered:   Up  to 4,100,000 shares of common stock at $0.02
                              per  share.


Offering Price and Alternative
Plan  of  Distribution        The  offering  price is $0.02 per share. We intend
                              to apply for the trading of our common stock on the Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities
                              Exchange Act of 1934. If our stock becomes so traded, the actual price of sale will then vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


Minimum Number of Shares      None.
To Be Sold in This Offering

Securities  Issued
And  to  be  Issued           8,400,000  shares  of  our common stock are issued
                              and outstanding as of the date of this prospectus.
                              All of the 4,100,000 shares of common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We  will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

If  We  Do  Not  Obtain  Additional  Financing,  Our  Business  Will  Fail

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. We had cash in the amount of $6,160 as of January 31, 2002. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims and the development of these mineral claims if our exploration indicates that our mineral claims possess commercially exploitable mineral reserves. We have obtained a geological report on our mineral claims that recommends a three-phase exploration program. While we have sufficient funds to carry out phase one of the recommended exploration program on our mineral claims, we will require additional financing in order to complete phase two and phase three of the recommended exploration program in full. We will also require additional financing if the cost of the exploration of our mineral claims is greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, the known material factors being market prices for gold and silver, investor acceptance of our mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. See discussion of three-phase exploration program beginning on page 31 of this registration statement under the heading, "Description of Business, Recommendations of Geological Report."


If We Complete A Financing Through The Sale Of Additional Shares Of Our Common Stock, Then Shareholders Will Experience Dilution


The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our mineral claims to be earned by another party or parties carrying out further exploration, which is not presently contemplated.

If We Do Not Conduct Mineral Exploration On Our Mineral Claims Or Pay Fees In Lieu Of Mineral Exploration, Then Our Mineral Claims Will Lapse

We must complete mineral exploration work on our Wheaton River mineral claims and make filings with the Yukon Territory regarding the work completed or pay filing fees in lieu of completing work on our claims. If we do not conduct any mineral exploration on our claims or make the required payments in lieu of completing mineral exploration, then our claims will lapse and we will lose all interest that we have in these mineral claims. The expiry date of our mineral claims is currently November 27, 2002.

Because We Have Not Commenced Business Operations, We Face A High Risk Of Business Failure.

We have not begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on July 27, 2000 and to date have been involved primarily in organizational activities, the acquisition of our mineral claims and obtaining a geological report on our mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Known material potential problems include unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.

Because We Anticipate Our Operating Expenses Will Increase Prior To Our Achieving Revenues, We Expect Significant Losses Prior To Any Profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful.We may not generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because Of The Speculative Nature Of Exploration Of Mining Properties, There Is Substantial Risk That No Commercially Exploitable Minerals Will Be Found And Our Business Will Fail.

The search for valuable minerals as a business is extremely risky. Our mineral claims may not contain commercially exploitable reserves of gold and silver.
Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of our mineral claims may not result in the discovery of commercial quantities of ore. Material risks are unusual or unexpected formations and other conditions involved in mineral exploration that often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because Of The Inherent Dangers Involved In Mineral Exploration, There Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards. Typically, these hazards concern pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even If We Discover Commercial Reserves Of Precious Metals On Our Mineral claims, We May Not Be Able to Successfully Obtain Commercial Production

Our mineral claims do not contain any known mineral reserves. If our exploration programs are successful in establishing reserves of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. We may not be able to obtain these additional funds needed to begin commercial production.

Because Access To Our Mineral Claims is Often Restricted by Inclement Weather, We Will Be Delayed in Our Exploration and Any Future Mining Efforts

Access to the Wheaton River mineral claims is restricted to the period between May and October of each year due to snow and storms in the area. As a result, any attempts to test, explore or mine the property is largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

Because Of Our Limited Resources And The Speculative Nature Of Our Business, There Is A Substantial Doubt As To Our Ability To Continue As A Going Concern.

The report of Davidson & Company, our independent auditors, to our audited financial statements for the period ended April 30, 2001, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Those factors affecting the continued operations of Normark Ventures and the recoverability of mineral property costs are the existence of economically recoverable reserves, confirmation of Normark
Ventures' interest in the underlying mineral claims, the ability of Normark Ventures to obtain necessary financing to complete the development and upon future profitable production. If Normark Ventures is not able to continue as a going concern, it is likely investors will lose their investment.

If We Do Not Obtain Clear Title To The Mining Properties, Our Business May Fail.

While we have obtained a geological report with respect to our mineral properties, this should not be construed as a guarantee of title. The properties may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. Our mineral claims have not been surveyed and therefore, the precise locations and areas of the properties may be in doubt.

                    RISKS RELATED TO OUR MARKET AND STRATEGY

If We Are Unable To Hire And Retain Key Personnel, We May Not Be Able To Implement Our Business Plan And Our Business Will Fail

Our success will be largely dependent on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.
Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Because Our Sole Executive Officer Does Not Have Formal Training Specific To The Technicalities Of Mineral Exploration, There Is A Higher Risk Our Business Will Fail

While Mr. G.W. Norman Wareham, our sole executive officer and a director, has experience as a director of several mineral exploration companies, he does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk of business failure.

Because Our Sole Executive Officer Has Other Business Interests, He May Not Be Able Or Willing To Devote A Sufficient Amount Of Time To Our Business Operations, Causing Our Business To Fail

Mr. Wareham, our sole director and executive officer, presently spends approximately 15% of his business time on business management services for our company. While Mr. Wareham presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Wareham from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Wareham may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

                       RISKS RELATED TO LEGAL UNCERTAINTY

Because  We  Will  Be  Subject  To  Compliance  With  Government Regulation, Our
Anticipated  Cost  Of  Our  Exploration  Program  May  Increase

There are several governmental regulations that materially restrict the use of ore. We will be subject to the Quartz Mining Act of the Yukon Territory and the Canada Department of Indian and Northern Affairs - Land Use Branch as we carry out our exploration program. We may be required to obtain land use permits and perform remediation work for any physical disturbance to the land in order to comply with these regulations. There is also a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

If We Receive Positive Results From Our Exploration Program And We Determine To Pursue Commercial Production, Then We May Be Subject To An Environmental Review Process That May Delay Or Prohibit Our Proceeding To Commercial Production

If the results of our geological exploration program indicate commercially exploitable reserves and we determine to pursue commercial production of our mineral claim, we may be subject to an environmental review process under Canadian environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.


                         RISKS RELATED TO THIS OFFERING

If A Market For Our Common Stock Does Not Develop, Our Investors Will Be Unable To Sell Their Shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our common stock may never be traded on the bulletin board or, if traded, that a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, then investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Because Mr. Wareham Owns 51.2% Of Our Outstanding Common Stock and Serves As Our President and Sole Director, Investors May Find That Corporate Decisions Made or Influenced By Mr. Wareham Are Inconsistent with the Best Interests of Other Stockholders.

Mr. Wareham is our sole employee, sole company director, our president and the beneficial owner of a majority of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Wareham may differ from the interests of the other stockholders. Since there are no other officers, directors, or employees, no person is in a position to identify conflicts of interests or make decisions in Mr. Wareham's place should a conflict be disclosed. Factors which could cause the interests of Mr. Wareham to differ from the interest of other stockholders include the impact of a corporate transaction on the business, time required to be devoted by Mr. Wareham to our business, and the ability of Mr. Wareham to continue to manage our business in light of the anticipated corporate transaction. Mr. Wareham's employment by other mineral exploration companies could pit competing demands on Mr. Wareham's time and fiduciary interests, leading to a divergence between his interests and the interests of other shareholders. We do not have corporate procedures in place to address these potential conflicts of interest.

If  A  Market  For  Our  Common Stock Develops, Our Stock Price May Be Volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to the following known material factors:

(1)     the  results  of  geological  exploration  program;
(2)     our  ability  or  inability  to  achieve  financing;
(3)     increased  competition;  and
(4)     conditions  and  trends  in  the  mineral  exploration  industry.

Other factors, either unknown at this time or less material, may also affect our stock price. Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of our common stock.

If  The  Selling  Shareholders  Sell  A Large Number Of Shares All At Once Or In
Blocks,  The  Market  Price  Of  Our  Shares  Would  Most  Likely  Decline

The  selling  shareholders  are  offering  4,100,000  shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 50% of the common shares outstanding as of the date of this prospectus.

Because Our Stock Is Penny Stock, Shareholders Will Be Limited In Their Ability To Sell Their Stock

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Normark Ventures will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than complying with those rules, some broker-dealers will refuse to attempt to sell our stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined based on the last sales price from our most recent private offering of common stock on March 15, 2001. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply for the trading of our common stock on the NASD Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act"). We intend to file a registration statement under the Exchange Act in order that we become a reporting company under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our stock becomes traded on the NASD Over-The-Counter Bulletin Board, we anticipate the actual price of sale will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,100,000 shares of common stock offered through this prospectus. The shares include the 4,100,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2001

The following table provides as of May 7, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  for  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each;  and
5.     the identity of the beneficial holder of any entity that owns the shares.



--------------------------------------------------------------------------------
                                     Total Number
                                     Of Shares To    Total Shares     Percent
                                     Be  Offered     To Be Owned      Upon
Name  Of              Shares Owned   For  Selling    Owned  Upon      Completion
Selling               Prior  To      Shareholders    Completion  Of   Of  This
Stockholder           This Offering  Account         This Offering    Offering
--------------------------------------------------------------------------------

Ian Fraser            150,000         150,000         NIL              NIL
3056 West 2nd  Ave.
Vancouver, BC,
V6K 1K4

Kevin Tuulos          300,000         300,000         NIL              NIL
3020 West 3rd Ave.,
Suite B
Vancouver, BC,
V6K 1N1

Wayne H. Taylor        50,000          50,000         NIL              NIL
50 Mill Street Box 701
Grand Valley, ON,
L0N 1G0

Paul Lenzen            50,000          50,000         NIL              NIL
9 Chinook Drive
Cochrane, AB,

Art Flett              50,000          50,000         NIL              NIL
Box 335
RR#3, Site 44, C.32
Summerland, BC,
V0H 1Z0

John Wanless           50,000          50,000         NIL              NIL
74 William Street East
Smiths Falls, ON,
K7A 1C7

Elizabeth Taylor       50,000          50,000         NIL              NIL
50 Mill Street
Grand Valley, ON,
L0N 1G0

Leanne Taylor-Truska   50,000          50,000         NIL              NIL
R.R.2
Grand Valley, ON,
L0N 1G0

Michelle Fuller        50,000          50,000         NIL              NIL
PO Box 412,
14 Spruyt Ave.
Grand Valley, ON,
L0N 1G0


                                       13



TABLE IS CONTINUED FROM PAGE 13
-------------------------------
                                     Total Number
                                     Of Shares To    Total Shares     Percent
                                     Be  Offered     To Be Owned      Upon
Name  Of              Shares Owned   For  Selling    Owned  Upon      Completion
Selling               Prior  To      Shareholders    Completion  Of   Of  This
Stockholder           This Offering  Account         This Offering    Offering
--------------------------------------------------------------------------------

Ron McCranor           50,000          50,000         NIL              NIL
1156 Beechwood Cres.
North Vancouver, BC,
V7P 1G7

Tony Lee               50,000          50,000         NIL              NIL
10649 Glenwood
Cres. East
Surrey, BC,
V4N 1W1

Les Penner            400,000         400,000         NIL              NIL
65 Quigley Drive
Cochrane, AB,
T0L 0W4

James Brebner         200,000         200,000         NIL              NIL
3586 Emerald Drive
North Vancouver, BC,
V7R 3B7

Randy Howarth         100,000         100,000         NIL              NIL
3175 Turner Street,
PO Box 639
Abbotsford, BC,
V2S 6R7

Tammy Preast          200,000         200,000         NIL              NIL
#1704, 33065
Mill Lake Road
Abbotsford, BC,
V2S 8E6

Rudy Siemens          200,000         200,000         NIL              NIL
#1702, 33065
Mill Lake Road
Abbotsford, BC,
V2S 8E6

Sean Fahy              62,500          62,500         NIL              NIL
2132 West 51st Avenue
Vancouver, BC,
V6P 1E3

Lynette Fahy           62,500          62,500         NIL              NIL
3869 West 26th Avenue
Vancouver, BC,
V6S 1P3


                                       14



TABLE IS CONTINUED FROM PAGE 14
-------------------------------
                                     Total Number
                                     Of Shares To    Total Shares     Percent
                                     Be  Offered     To Be Owned      Upon
Name  Of              Shares Owned   For  Selling    Owned  Upon      Completion
Selling               Prior  To      Shareholders    Completion  Of   Of  This
Stockholder           This Offering  Account         This Offering    Offering
--------------------------------------------------------------------------------
Signature
Financial Corp.       400,000         400,000         NIL              NIL
PO Box 260 Butterfield Sq.
Providenciales
Turks & Caicos, BWI
Beneficial Owner:

Charles S. Underhill   25,000          25,000         NIL              NIL
1788 West 13th Ave.,
Suite 900
Vancouver, BC,
V6J 2H1

Lee Underhill          25,000          25,000         NIL              NIL
1788 West 13th Ave.,
Suite 900
Vancouver, BC,
V6J 2H1

Baxter Wareham(1)      50,000          50,000         NIL              NIL
7353 Longacre Drive
Vernon, BC,
V1H 1H5

Terrance Sigmund      400,000         400,000         NIL              NIL
Suite 204,
2609 Westview Drive
North Vancouver, BC,
V7N 4M2

William Edge          340,000         340,000         NIL              NIL
1270 Rosewood Crescent
North Vancouver, BC,
V7P 1H4

Warwick Smith         340,000         340,000         NIL              NIL
1156 Beechwood Crescent
North Vancouver, BC,
V7P 1G7

Kimberly D. McCranor  295,000         295,000         NIL              NIL
1156 Beechwood Crescent
North Vancouver, BC,
V7P 1G7


                                       15



TABLE IS CONTINUED FROM PAGE 15
-------------------------------

                                     Total Number
                                     Of Shares To    Total Shares     Percent
                                     Be  Offered     To Be Owned      Upon
Name  Of              Shares Owned   For  Selling    Owned  Upon      Completion
Selling               Prior  To      Shareholders    Completion  Of   Of  This
Stockholder           This Offering  Account         This Offering    Offering
--------------------------------------------------------------------------------
Mark A. van der
Horst                 100,000         100,000         NIL              NIL
2930 West 20th Avenue
Vancouver, BC,
V6L 1H6
--------------------------------------------------------------------------------

Footnotes:

(1) Mr. Baxter Wareham, the owner of 50,000 shares of our common stock, is the adult brother of Mr. Norman Wareham, our sole director and executive officer. Mr. Norman Wareham has no beneficial ownership interest in Mr. Baxter Wareham's shares.
--------------------------------------------------------------------------------

Each named selling shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,400,000 shares of common stock outstanding on May 7, 2002.

Other than the relationship between Mr. Norman Wareham and Mr. Baxter Wareham disclosed in the footnotes to the table of selling shareholders above, none of the selling shareholders or their beneficial owners:

* has had a material relationship with the company other than as a shareholder at any time within the past three years; or

* has ever been an officer or directors of the company or any of its predecessors or affiliates.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.   In  privately  negotiated  transactions;
3.   Through  the  writing  of  options  on  the  common  stock;
4.   In  short  sales;  or
5.   In  any  combination  of  these  methods  of  distribution.

The  sales  price  to  the  public  may  be:

1.     The  market  price  prevailing  at  the  time  of  sale;
2.     A  price  related  to  such  prevailing  market  price;  or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling shareholder of their shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee or other transferee in place of the selling shareholder who has transferred their shares.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.



          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 7, 2002 are as follows:

DIRECTORS:

Name  of  Director          Age
----------------------      ---
G.W.  Norman  Wareham       49

EXECUTIVE  OFFICERS:

Name  of  Officer           Age     Office
--------------------        ---     -------
G.W.  Norman  Wareham       49      President,  Secretary  and  Treasurer


Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. G.W. Norman Wareham is our president, secretary and treasurer and is our sole director. Mr. Wareham has been our president, secretary and treasurer and our sole director since July 31, 2000. Mr. Wareham has been president of Wareham Management Ltd., a private consulting company owned by Mr. Wareham, since May 1996. Mr. Wareham has provided management and accounting consulting services to a number of public companies in the United States and Canada through

Wareham Management Ltd. From July 1995 to January 1996, Mr. Wareham was an accountant with the certified general accounting firm of Wanzel, Sigmund & Overes. From April 1993 to February 1995, Mr. Wareham served as president and chief executive officer of Transatlantic Financial Corp., a private investment banking company. From August 1986 to March 1993, Mr. Wareham provided accounting and management consulting services through Wareham & Company.

Mr. Wareham has served as a director of the following public companies during the past five years:

1. Mr. Wareham has been a director of Widepoint Corporation (formerly ZMAX Corporation) since September 1996. Widepoint Corporation is a public company engaged in the business of information technology consulting whose shares are traded on the NASD over the counter bulletin board.

2.     Mr.  Wareham  was  a director and the secretary/treasurer of ASP Ventures
Corp. from April 1999 to March 2001. ASP Ventures Corp. is a public company whose shares are traded on the NASD over the counter bulletin board. ASP Ventures Corp. was not engaged in any active business during the period of Mr. Wareham's involvement with ASP Ventures Corp. ASP Ventures is currently inactive to Mr. Wareham's knowledge.

3. Mr. Wareham was a director and the president, secretary and treasurer of Bullet Environmental Technologies, Inc. from March 1999 to March 2001. Bullet Environmental Technologies, Inc. is a public company whose shares are traded on the NASD over the counter bulletin board. Bullet Environmental evaluated the acquisition of two brokerage firms during the period of Mr. Wareham's involvement. Neither contemplated acquisition was proceeded with by Bullet Environmental after the completion of due diligence investigations on the prospective acquisition targets. Bullet Environmental has recently publicly disclosed its intention to acquire a wireless digital compression technology. This acquisition has not been completed to Mr. Wareham's knowledge.

4. Mr. Wareham was a director of Cybernet Internet Services International, Inc. from May 1997 to December 2001. Cybernet Internet Services International, Inc. is a public company whose shares are traded on the NASD over the counter bulletin board. Cyber Internet Services operates an Internet service provider business based in Munich, Germany.

5. Mr. Wareham was a director and the president, secretary and treasurer of Quantum Power Corporation from December 1998 to March 2001. Quantum Power Corporation is a public company whose shares are traded on the pink sheet market. Quantum Power evaluated the acquisitions of two businesses during the period of Mr. Wareham's involvement; one of which businesses was engaged in the production of music programs for radio stations and the other was engaged in the development of super-capacitor power technology. Neither prospective acquisition was completed by Quantum Power. Quantum Power is currently inactive to Mr. Wareham's knowledge.

6. Mr. Wareham was a director and the secretary and treasurer of ImuMed International, Inc. from November 1998 to March 2001. ImuMed International, Inc. is a public company engaged in the business of pharmaceutical drug production whose shares were traded on the NASD over the counter bulletin board. ImuMed International is currently inactive to Mr. Wareham's knowledge.

7. Mr. Wareham has been a director and the secretary, treasurer and chief financial officer of San Antonios Resources Inc. since February 1998. San Antonios Resources Inc. is a public company engaged in the business of mineral exploration whose shares are traded on the NASD over the counter bulletin board. San Antonios Resources was engaged in the mineral exploration for gold in the Carlin trend region of Nevada.

8. Mr. Wareham has been a director of Solar Energy Limited since February 1997. Solar Energy Limited is a public company engaged in the business of renewable energy whose shares are traded on the NASD over the counter bulletin board.

9. Mr. Wareham was a director of Aquaplan, Inc. from May 1997 to July 1999. Aquaplan, Inc. is a public company that was engaged in the business of developing technology for the aquaculture industry during the period of Mr. Wareham's involvement and whose shares are traded on the NASD over the counter bulletin board. The aquaculture industry involves the commercial raising of fish and other seafood products in contained pens. Aquaplan is currently inactive to Mr. Wareham's knowledge.

10. Mr. Wareham was a director and the chief financial officer and secretary of Marine Shuttle Operations Inc. from during 1998 and 1999. Marine Shuttle Operations Inc. is a public company engaged in the development of an offshore shuttle for oil rigs whose shares are traded on the NASD over the counter bulletin board.

11. Mr. Wareham was a director and the secretary and treasurer of Novamed, Inc. from 1998 to March 1999. Novamed Inc. is a public company whose shares are traded on the NASD over the counter bulletin board. Novamed was engaged in attempting to develop an alternate form of breast implant technology during the period of Mr. Wareham's involvement.

12. Mr. Wareham was a director of Pyrocap International, Inc. from 1998 to February 1999. Pyrocap International, Inc. is a public company engaged in the business of fire retardants whose shares are traded on the NASD over the counter bulletin board.

13. Mr. Wareham was a director of Bio-Preserve International, Inc. from 1998 to February 1999. Bio-Preserve International, Inc. is a public company that was engaged in acquiring medical equipment technology whose shares were traded on the NASD over the counter bulletin board and are now traded on the pink sheets.

14.     Mr.  Wareham  was a director of Anthian Resource Corp. from June 1998 to
June 2000. Anthian Resource Corp. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange. Anthian Resource Corp. was engaged in the mineral exploration for gold and copper during the term of Mr. Wareham's involvement. Anthian Resource Corp. was designated an inactive issuer by the Canadian Venture Exchange in October 2001.

15. Mr. Wareham was a director of Orko Gold Corp. from February 1997 to April 2000. Orko Gold Corp. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange. Orko Gold was engaged in the mineral exploration of prospective gold properties in South America during the term of Mr. Wareham's involvement. Public filings made by Orko Gold indicate this company is currently in the process of changing from a mineral exploration company to an investment company.


16. Mr. Wareham was a director and secretary of Pine Resources Inc. (formerly Intercap Resource Management Ltd.) from May 1996 to October 1998. Intercap Resource Management Ltd. is a public company engaged in the business of oil and gas exploration whose shares are traded on the Canadian Venture Exchange. Pine Resources owned an interest in producing oil and gas properties in Yemen during the term of Mr. Wareham's involvement.

17. Mr. Wareham was a director of Triune Resources Ltd. from February 1997 to May 1997. Triune Resources Ltd. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange. Triune Resources was engaged in planning its mineral exploration activities during the term of Mr. Wareham's involvement. Triune Resources is currently inactive to Mr. Wareham's knowledge.

18. Mr. Wareham was a director of Quest International Resources Corp. (formerly Consolidated Ramrod Gold Corp.) from November 1995 to May 1997. Quest International Resources Corp. is a public company engaged in the business of mineral exploration whose shares are traded on the Canadian Venture Exchange. Quest International Resources was engaged in the business of exploration for gold in Nevada and Idaho. Mr. Wareham is not aware of the current business of Quest International Resources.

Term  of  Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


Significant  Employees

We have no significant employees other than Mr. Wareham, our sole officer and director.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 7, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


--------------------------------------------------------------------------------
                   Name and address         Number of Shares   Percentage  of
Title of class     of beneficial owner      of Common Stock    Common Stock(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Common Stock       G.W. Norman Wareham     4,300,000 shares(2)         51.2%
                   Director, President,
                   Secretary
                   & Treasurer
                   3575 Emerald Drive
                   North Vancouver,
                   British Columbia
                   Canada  V7R 3B6

Common Stock       Directors and Officers  4,300,000 shares(2)            51.2%
As a Group (1 Person)
--------------------------------------------------------------------------------
(1) Based on a total of 8,400,000 shares of our common stock issued and outstanding as of May 7, 2002.

(2) Includes 4,200,000 shares in the name of Norman Wareham and 100,000 shares in the name of Norman Wareham and Catherine Wareham, the spouse of Norman Wareham, as joint owners.
--------------------------------------------------------------------------------

It is believed by us that all persons have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common  Stock

As of May 7, 2002, there were 8,400,000 shares of our common stock issued and outstanding that were held by approximately twenty-nine (29) stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Davidson & Company, independent chartered accountants, audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Davidson & Company presented their report with respect to our audited financial statements. The report of Davidson & Company is included in reliance upon their authority as experts in accounting and auditing.


      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Our Bylaws direct that we indemnify our officers and directors to the fullest extent not prohibited by the Nevada General Corporation Law. Neither the Nevada Revised Statutes nor our Bylaws specifically address the indemnification of officers or directors vis- -vis violations of the Securities Act of 1933. However, neither officers nor directors may be indemnified under the following circumstances: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.


                       ORGANIZATION WITHIN LAST FIVE YEARS

We  were  incorporated  on  July 27, 2000 under the laws of the state of Nevada.

We acquired our mineral claims situated in the Yukon Territory, Canada on April 30, 2001.

Mr. G.W. Norman Wareham, our president, secretary and treasurer and a director, has been our sole promoter since our inception. Other than the purchase of his stock and a management agreement, Mr. Wareham has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Wareham acquired 4,200,000 shares of our common stock at a price of $0.001 US per share on August 15, 2000. Mr. Wareham paid a total purchase price of $4,200 for these shares. Mr. Wareham and Ms. Catherine Wareham, the spouse of Mr. Wareham, purchased 100,000 shares of our common stock at a price of $0.02 per share on March 15, 2001. Mr. Wareham and Ms. Wareham paid a total purchase price of $2,000 for these shares. Wareham Management Ltd., a private company controlled by Mr. Wareham, entered into a management agreement with us on September 15, 2000.


                             DESCRIPTION OF BUSINESS

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own four mineral claims that we refer to as the Wheaton River mineral claims, as described below. We presently plan to do preliminary exploration work to search for economic mineralization on these claims. This initial preliminary exploration work will not constitute a full geological study of our mineral claims. A full geological study of our claims will involve a drilling program on the Wheaton River mineral claims and the geological interpretation of the results of this geological program. Completion of a full geological study of our claims is necessary to determine if additional exploration work on our mineral claims is warranted. We are in the process of completing the initial preliminary exploration work. However, we will require additional funds in order to complete the full exploration of the Wheaton River mineral claims.

There is no assurance that a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on our mineral claims in order to ascertain whether our claims possess commercially exploitable quantities of gold and silver. We can provide no assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

Mineral  Claims  Purchase  Agreement

We purchased four mineral claims located in the Whitehorse Mining District of the Yukon Territory, Canada from Mr. Glen MacDonald pursuant to a purchase agreement between Mr. MacDonald and us dated April 30, 2001. We paid a purchase price of CDN $10,000 (approximately US $6,416) in consideration for our mineral claims. We refer to these mineral claims as the Wheaton River mineral claims. We acquired a 100% interest to the Wheaton River mineral claims, subject to a 2% net smelter returns royalty that we have agreed to pay to Mr. MacDonald in the event that we enter into production of the Wheaton River mineral claims. The net smelter returns royalty will equal 2% of the net smelter returns on the gross proceeds that we earn from the sale of any bullion, concentrates or ore from the mining of the mineral claims, less eligible costs of transportation and smelting and refining charges. If, after commencement of commercial production from the mineral claims, the net smelter returns royalty payable to Mr.
MacDonald  in  any  calendar year is less than $20,000 Canadian, then we will be obligated to pay to Mr. MacDonald the difference between $20,000 Canadian and the actual amount of net smelter returns royalty paid to Mr. MacDonald for the year. The net smelter returns royalty will terminate once we pay to Mr. MacDonald a total of $1,000,000 Canadian in royalty payments.

We became aware of the Wheaton River mineral claims as a result of discussions between Mr. Norman Wareham, our president, and Mr. MacDonald, the vendor of the mineral claims. Mr. Wareham met Mr. MacDonald and became aware of his reputation as a geologist at a gold convention in Vancouver, British Columbia in January 1999. When Mr. Wareham undertook to organize Normark, he determined to contact Mr. MacDonald to inquire whether Mr. MacDonald had a property of interest that we could acquire for a reasonable acquisition cost based on our finances. Mr. MacDonald recommended the Wheaton River mineral claims. We reviewed the claims and determined to negotiate a purchase of the mineral claims from Mr. MacDonald. The purchase was an arms length transaction.

We determined to proceed with the purchase of the Wheaton River mineral claims based on the fact that previous mineral exploration work had been completed on the property. This prior exploration work indicated that the geology of the mineral claims was similar to the geology of other gold bearing mineral claims in the area of the Wheaton River mineral claims. This geology consists of the presence of an epithermal vein system that is similar to vein systems found in the area of the Wheaton River mineral claims that have been found to contain gold. A vein is a fault, crack or fissure in a rock filled by minerals that have traveled upwards from some deep source. The Wheaton River mineral claims also offer accessibility to an existing mill operation which would increase the commercial viability of production of the Wheaton River mineral claims if commercially exploitable reserves of gold are found.

Recording  of  the  Mineral  Claims

The Wheaton River mineral claims consist of four mineral claims located in the Whitehorse Mining District of the Yukon Territories, Canada. Mr. MacDonald recorded the mineral claims on November 27, 2000, pursuant to the Yukon Quartz Mining Act. The mineral claims have the following legal description:

     Name  of  Mining  Claim          Grant  Number          Claim  Sheet Number
     -----------------------          -------------          -------------------

     AVA  1                           YC18994                105D03
     AVA  2                           YC18995                105D03
     AVA  3                           YC18996                105D03
     AVA  4                           YC18997                105D03

The four mineral claims comprising the Wheaton River mineral claims were staked in November 2000 by Mr. Glen MacDonald to cover the main area of potential gold
mineralization,  as  identified  by  Mr.  MacDonald.   Each  mineral  claim  is
effective until November 27, 2002. A payment in lieu of assessment work and renewal certificate fees totaling CDN $420 (US$262.84) was issued by Indian and Northern Affairs Canada extending the original expiration date from November 27, 2001 to November 27, 2002, Quartz Renewal Certificate Number QW27491. We are the beneficial owner of title to the mineral claims and no other person has any interest in the mineral claims, subject to our agreement to pay to Mr. MacDonald the net smelter returns royalty. During their existence, the mineral claims entitle us to all minerals found on or under the property comprising the mineral claims, together with the right to enter on and use and occupy the surface of the mineral claims. The
Yukon  Territory  owns  the  land  covered  by the mineral claims in fee simple.

In order to maintain our mineral claims in good standing, we must complete exploration work on the mineral claims and file confirmation of the completion of work on the mineral claims with the applicable mining recording office of the Yukon Territory. Currently, exploration work with a minimum value of $100 Canadian is required during each year. If we do not complete this minimum amount of exploration work, we may pay a fee of $100 Canadian each year and by pass this requirement. The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. As our mineral claims are effective until November 27, 2002, we must file confirmation of the completion of exploration work in the minimum amount of $100 Canadian or make a payment in lieu or exploration work in the amount of $100 Canadian by November 27, 2002. If we fail to complete the minimum required amount of exploration work or fail to make a payment in lieu of this exploration work, then our mineral claims will lapse on November 27, 2002 and we will lose all interest that we have in these mineral claims.

Location  of  the  Mineral  claims

The Wheaton River mineral claims are located approximately 5 kilometers south of the city of Whitehorse in the Yukon Territories, Canada. Access to the mineral claims is by the Alaska and Klondike highways and then by gravel roads requiring a vehicle with four-wheel drive capability.

The Wheaton River mineral claims cover a broad northwest trending ridge south of Mount Anderson. The region is characterized by rolling uplands with prominent peaks and steep-walled stream and river valleys. Glacial action has caused major valleys to have deep u-shaped drainages. The elevation of the mineral claims ranges from 884 meters to 1,850 meters above sea level. The mineral claims cover a barren ridge extending south from Mount Anderson. Timber covers the mineral claims at elevations below 1,200 meters. The ground above 1,200 meters is generally barren. The climate is a dry-arctic climate, with influences from the Pacific Ocean. Summer temperatures average 12 degrees centigrade. The exploration season lasts from May until October.

Geological  Report

We engaged Mr. William G. Timmins, P.Eng. to prepare a geological evaluation report on the Wheaton River mineral claims in June 2001. The work completed by Mr. Timmins in completing the geological report consisted of the acquisition of geological data from previous geological exploration and a review and synthesis of this geological data. This data acquisition involved the research and investigation of historic files to locate and retrieve data information acquired by pervious exploration companies in the area of the mineral claim. The work involved in this data acquisition included map and report reproduction, drafting and production of base maps, and compilation of preexisting information into a common database and map.

We received the geological evaluation report on the mineral claims prepared by Mr. Timmins in July 2001. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.

Exploration  History  of  the  Mineral  claims

The history of the exploration of the mineral claims is summarized in the geological report that we obtained from Mr. Timmins, P. Eng. The following summary of the exploration history of the mineral claims is based on Mr. Timmins' summary of this exploration history.

Exploration of the region in which the mineral claims are located began 1893 at the time of the Klondike gold rush. Intensive exploration began in 1906 after the discovery of gold in the area of Mount Anderson. This discovery resulted in wagon roads being built to provide access to Mount Anderson. Limited mining of high-grade gold and silver bearing ore occurred; however, no record of ore production exists.

From the mid-1920's to the late 1960's, little exploration of significance took place. In the 1970's, many of the old showings were restaked as an increase in the value of base and precious metals rekindled the interest of prospectors and mining companies in the area.

On the area covered by our mineral claims, recent exploration started when the Wheaton River Joint Venture performed prospecting, grid development, mapping, geochemical and geophysical surveys, and bulldozer trenching and road building in 1984-1985. Mineralized rock formations were discovered in the area. Work done by previous owners from 1991 to 2000 has included bulldozer trenching, road construction, geological mapping, diamond drilling and prospecting. A trench is a long, narrow excavation dug through overburden or blasted out of rock to expose a vein or ore structure. Geochemical analysis is the analytical procedure conducted by a credited laboratory to determine the specific elemental concentrations of minerals contained within samples. Such samples may be from a variety of medium, including rock, soil and stream sediment.

Geology  of  the  Mineral  Claim

The geological report concluded that gold and silver mineralization occurs on our Wheaton River mineral claims in at least two distinct styles of mineralization. This gold and silver mineralization occurs in quartz veins. A vein is a fault, crack or fissure in a rock filled by minerals that have traveled upwards from some deep source. This mineralization is present in two of the three significant mineral formations identified in the area of our mineral claims that have the potential to include gold and silver mineralization. Moderate gold-silver and silver-lead soil geochemical anomalies occur on our mineral claims. Geochemical anomalies are concentrations of minerals present in mineral ore that are above normal concentrations occurring in the bedrock of the mineral claims.

Recommendations  of  Geological  Report

In his geological report, Mr. Timmins, P. Eng. recommends the completion of a three-phase geological work program on the Wheaton River mineral claims.

The first phase of the exploration program would be comprised of a detailed geological survey of the mineral claims and a geological review of the results of the geological survey. This survey would include a visit to the site of the mineral claims. The estimated cost of completion of the first phase of the exploration program is $10,000.

The second phase of the exploration program would be comprised of trenching of the mineral claims and a geological interpretation of the results of the trenching program. The trenching would require bulldozer access to the site of the mineral claims in order to complete the trenching. The estimated cost of completion of the second phase of the exploration program is $25,000.

The third phase of the exploration program would be comprised of drilling approximately 500 meters of rock and a geological interpretation of the results of the drilling program. The drilling program would require access to the site of the mineral claims with drilling equipment. The estimated cost of completion of the second phase of the exploration program is $75,000.

The geological review and interpretations required in each phase of the exploration program would be comprised of review of the data acquired from each phase of the exploration program and an analysis of this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. A significant component of this review would occur on site. The purpose of undertaking the geological review would be to determine if there is sufficient indication for the area to host mineralization to warrant additional exploration. Positive results of each phase of the exploration program would be required to justify continuing with the next phase of the exploration program. Such positive results would include the identification of zones of mineralization.

Current  State  of  Exploration

The mineral claims presently do not have any proven mineral reserves. The property that is the subject to the mineral claim is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. The status of our planned exploration program is discussed in detail below. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be proven.

Geological  Exploration  Program

We have accepted the recommendations of the geological report and we have proceeded with the first phase of the recommended geological exploration program. We have engaged Mr. Timmins to undertake this initial work program and we advanced to him the amount of $1,000 to Mr. Timmins to begin the exploration program.

Mr. Timmins has completed his visit to the site of the mineral claim and the field work required for this current geological work program. The rock samples collected by Mr. Timmins in the process of completing his geological survey have been submitted to a qualified laboratory for assaying. The results of the assay tests will be delivered to Mr. Timmins once complete and Mr. Timmins will prepare a geological report on this first phase based on the results of the work program. We anticipate receiving Mr. Timmins' geological report by the end of May 2002.

We will make a determination whether to proceed with the second phase of the exploration program upon completion of the first phase of the exploration program by Mr. Timmins and the review of the results of this first phase. In completing this determination, we will make an assessment as to whether the results of phase one are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed with phase two of the exploration program. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment.

Competitive  Conditions

We are a junior mineral resource exploration company. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

If the results of our mineral exploration program are successful, we may try to sell our mineral claims to a senior exploration company or to enter into a joint venture agreement with a senior exploration company for the further exploration and possible production of our mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a sale or a joint venture agreement with a senior exploration company. Senior exploration companies have limited ability to purchase properties from junior exploration properties or to enter into joint venture agreements with junior exploration programs and will seek the junior exploration companies who have the properties that they deem to be the most attractive in terms of potential return and investment cost.

Compliance  with  Government  Regulation

We will be required to conduct all mineral exploration activities in accordance with the Quartz Mining Act of the Yukon Territories. We will not be required to obtain any land use permit from the Department of Indian and Northern Affairs - Land Use Branch in order to proceed with phase one of the recommended work program. We will be required to obtain a land use permit from the Department of Indian and Northern Affairs - Land Use Branch for any exploration work that results in a physical disturbance to the land. Accordingly, we will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is a nominal fee to obtain a land use permit and the time to obtain a land use permit is approximately six weeks. We will incur the expense of our consultant geologist to prepare the required submissions to obtain a land use permit. We will be required to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of phase one of the exploration program. We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report.

Employees

We have no employees other than Mr. Norman Wareham, our president, secretary and treasurer.

The services of Mr. Wareham are provided to us pursuant to a management agreement with Wareham Management Ltd., a private company controlled by Mr. Wareham. We pay Wareham Management Ltd. a management fee of $1000 per month in consideration for Wareham Management Ltd. providing management and administration services for us. These management services include the services of Mr. Wareham on the basis that the services provided by Mr. Wareham will account for approximately 15% of his business time. The amount of the management fee will be increased in the event that Mr. Wareham is required to devote more than 15% of this business time to our business. Administrative services include the provision of our office and office related services, including telephone and computer services. The management agreement is for a term commencing September 15, 2000 and expiring on April 30, 2002.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We  do  not  have  any  subsidiaries.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.


                               PLAN OF OPERATIONS

Plan  of  Operations

Our business plan is to proceed with the exploration of the Wheaton River mineral claims to determine whether there are commercially exploitable reserves of gold and silver. We have proceeded with the first phase of the exploration program recommended by the geological report. We anticipate that phase one of the recommended geological exploration program will cost approximately $10,000. We had $6,160 in cash reserves as of January 31, 2002. Accordingly, we are able to proceed with phase one of the exploration program without additional financing.

We are presently in the process of completing the first phase of our recommended geological work program. We have engaged Mr. Timmins, the geologist who prepared the geological report on the Wheaton River mineral claims, to complete this initial work program. Mr. Timmins has completed the field work and the rock samples collected by Mr. Timmins in the process of completing his geological survey have been submitted to a qualified laboratory for assaying. The results of the assay tests will be delivered to Mr. Timmins once complete and Mr. Timmins will prepare a geological report on this first phase based on the results of the work program. We anticipate receiving Mr. Timmins' geological report by the end of May 2002. We will be required to pay Mr. Timmins for the cost of the completion of this first phase of exploration concurrent with the delivery of the geological report. We estimate that we will be required to pay approximately $9,000 based on the estimated cost of $10,000 for the work program, less the $1,000 advanced to Mr. Timmins to date.

We will assess whether to proceed to second phase of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. In completing this determination, we will review the conclusions and recommendations that we receive from Mr. Timmins based on his geological review of the results of the first phase. We will also make an assessment as to whether the results of phase one are sufficiently positive to enable us to achieve the financing necessary for use to proceed with phase two of the exploration program. If we decide to proceed with the second phase of the recommended exploration program based on the results of the first phase, we anticipate that this phase will proceed in the summer of 2002. It will not be possible to start the second phase until the summer of 2002 due to the short snow free period of access of the mineral claims.

If we complete the second phase of our exploration program, we will assess whether to proceed to the third phase of the recommended geological exploration program upon completion of an assessment of the results of the second phase of the geological exploration program. In completing this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to achieve the financing necessary for use to proceed with phase three of the exploration program. This assessment will include an assessment of our cash reserves after the completion of phase two and the market for financing of mineral exploration projects at the time of our assessment.

We anticipate that we will incur the following expenses over the next twelve months:

1. $9,000 in connection with the payment of the first phase of our recommended geological work program which has been substantially completed;

2. $25,000 in connection with the completion of the second phase of our recommended geological work program, if we determine to proceed with this phase;

3. $20,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We anticipate spending approximately $54,000 over the next twelve months in pursuing our stated plan of operations. Of the anticipated expenses, we anticipate that expenses of approximately $30,000 will be incurred over the next six months. Based on our cash position of $6,160 as of January 31, 2002, we will require additional financing to enable us to pay for our operating expenses over the next six months. We also will require additional financing in order to pursue our plan of operations over the next twelve months. Mr. Norman Wareham, our president, has indicated to us that he will advance up to $50,000 over the next twelve months in order to enable us to proceed with our plan of operations. We anticipate that these funds would be advanced as a shareholder loan.

We anticipate that we will we will require additional funding in the event that we decide to proceed with the second phase and the third phase of the exploration program. The anticipated cost of the second phase of the exploration program is $25,000. The anticipated cost of the third phase of the exploration program is $-----75,000. Each of these amounts is in excess of our projected cash reserves remaining upon completion of phase one of the exploration program. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase three of the exploration program. We believe that debt financing will not be an alternative for funding phase three of the exploration program. We do not have any arrangements in place for any future equity financing.

If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do no warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration.

Results Of Operations for Period Ending April 30, 2001 and Nine months ended January 31, 2002

We did not earn any revenues during the period ending April 30, 2001, other than interest income in the amount of $809. We did not earn any revenues during the nine months ended January 31, 2002, other than interest income in the amount of $440. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $44,609 for the period ended April 30, 2001. These operating expenses were professional fees in the amount of $19,260 that were primarily attributable our corporate organization and the acquisition of our option to acquire an interest in the mineral claims. We also paid an amount of $8,025 to Wareham Management Ltd. in consideration of the provision of the management services of Mr. Norman Wareham, our sole officer and director, and office administration services. We also incurred $4,129 of consulting expenses during the period ended April 30, 2001. These consulting expenses were paid to a consultant in connection the evaluation of a prospective additional mineral property. We incurred travel expenses in the amount of $10,907 for the period ended April 30, 2001. These travel expenses were incurred in connection with the evaluation of prospective mineral claims, the evaluation of a prospective additional mineral property and completion of our financing activities.

We incurred further operating expenses in the amount of $45,960 for the nine months ended January 31, 2002. The largest component of these operating expenses was professional expenses, including legal and accounting expenses, in the amount of $21,136 incurred in connection with our filing a registration statement with the Securities and Exchange Commission. We also incurred management fees in the amount of $9,630 in connection with the management services provided by Mr. Wareham. This amount represents his monthly fee in the amount of $1,000 per month, plus applicable taxes. This amount was paid to Wareham Management Ltd. We incurred travel expenses in the amount of

$7,201 for the nine months ended January 31, 2002 in connection with the evaluation of a prospective additional mineral property.

We incurred a loss of $43,800 for the period ending April 30, 2001. We incurred a loss of $45,520 for the nine months ended January 31, 2002. Our losses were attributable entirely to our operating expenses, less interest income.

Liquidity  and  Capital  Resources

We had cash of $53,801 as of April 30, 2001, and had working capital of $44,400 as of April 30, 2001. We had cash of $6,160 as of January 31, 2002, and had a working capital deficit of $1,120 as of January 31, 2002.

We have funded our business to date from sales of our common stock. We will require additional financing in order to complete our stated plan of operations for the next twelve months. Mr. Norman Wareham, our president, has indicated to us that he will advance up to $50,000 over the next twelve months in order to enable us to proceed with our plan of operations. We anticipate that these funds would be advanced as a shareholder loan. Mr. Wareham has also agreed to defer payment of the management fees payable to Wareham Management pending our achieving financing from non-affiliate parties that would enable us to pay these management fees.

Our accounts payable declined to $5,240 as of January 31, 2002, compared to $9,401 as of April 30, 2001. These accounts payable included $3,750 payable to Wareham Management in respect of management fees of Norman Wareham that have been accrued but not paid. These amounts have been accrued and not paid in order to enable us to further our mineral exploration programs.

The decline in our cash reserves and working capital is reflective of the current state of our business development. We completed initial equity financings to provide us with the funds necessary to proceed with the preliminary stages of our mineral exploration programs. These equity financings consisted of sales of our common stock. Our cash reserves and working capital have declined as we have completed our corporate organization, commenced our exploration program and filed a registration statement with the Securities and Exchange Commission. We anticipate that our working capital will continue to decline as we complete further work on our exploration programs. As disclosed above under Plan of Operations, we will require further financing in order to enable us to completed our planned exploration program. We anticipate any further financings will be realized through further sales of our common stock or loans from Mr. Norman Wareham, our sole executive officer and director.

There is no assurance that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then will not be able to continue our exploration of the Wheaton mineral claims and we may be forced to sell our Wheaton mineral claims. There is no assurance that we would be able raise sufficient funds from the sale of the Wheaton mineral claims that would enable us to acquire an interest in another mineral property or to pursue the acquisition of an interest in any other business.

                             DESCRIPTION OF PROPERTY

We do not own or lease any property other than our interest in our mineral claims. See section Description of Business on page 25 for more information about our mineral claims.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*    Any  of  our  directors  or  officers;
*    Any  person  proposed  as  a  nominee  for  election  as  a  director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*    Any  of  our  promoters;
* Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. G.W. Norman Wareham, our sole officer and director, has been our sole promoter since our inception. Mr. Wareham has acquired 4,200,000 shares of our common stock at a price of $0.001 US per share. Mr. Wareham paid a total purchase price of $4,200 for these shares. Mr. Wareham purchased these shares on August 15, 2000. Other than the purchase of his stock Mr. Wareham has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value.

Mr. Wareham and Ms. Catherine Wareham, the spouse of Mr. Wareham, purchased 100,000 shares of our common stock at a price of $0.02 per share on March 15, 2001. Mr. Wareham and Ms. Wareham paid a total purchase price of $2,000 for these shares.

We have entered into a management agreement with Wareham Management Ltd., a private company controlled by Mr. Wareham, dated September 15, 2000. We pay Wareham Management Ltd. a management fee of $1000 per month in consideration for providing the management and administration services of Mr. Wareham. The amount of the management fee will be increased in the event that Mr. Wareham is required to devote more than 15% of his business time to our business. Administrative services include the provision of our office and office related services, including telephone and computer services. The management agreement is for a term commencing September 15, 2000 and expiring on April 30, 2002.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-three (43) registered shareholders.

Rule  144  Shares

All 8,400,000 shares of our issued and outstanding common stock are currently available for resale under Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, equals approximately 84,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 4,300,000 shares that may be currently be sold pursuant to Rule 144.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal period ended April 30, 2001.

                   Annual Compensation      Long  Term  Compensation
                   -------------------      ------------------------
                                     Other                               All
                                     Annual Restricted           LTIP    Other
                                     Compen-  Stock    Options/* pay-    Compen-
Name    Title      Year Salary Bonus sation  Awarded   SARs(#)   outs($) sation
----    -----      ---- ------ ----- ------ ---------- --------- ------- -------
G.W.    President, 2001 $7,500   0      0       0          0        0       0
Norman  Secretary,
Wareham Treasurer
        & Director


Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended April 30, 2001. We have also not granted any stock options to the executive officers since April 30, 2001. We do not have any stock options outstanding.

Management  Agreement

The services of Mr. Wareham are provided to us pursuant to a management agreement with Wareham Management Ltd., a company controlled by Mr. Wareham. We pay Wareham Management Ltd. a management fee of $1000 per month in consideration for Wareham Management Ltd. providing management and administration services for us. These management services include the services of Mr. Wareham. Administrative services include the provision of our office and office related services, including telephone and computer services. The management agreement is for a term commencing September 15, 2000 and expiring on April 30, 2002.

                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1.  Auditors'  Report;

2. Audited Financial Statements for the period ending April 30, 2001, including:

     a.  Balance  Sheet

     b.  Statement  of  Operations

     c.  Statement  of  Stockholders'  Equity

     d.  Statement  of  Cash  Flows

     e.  Notes  to  Financial  Statements


3. Unaudited Interim Financial Statements for the nine months ended January 31, 2002, including:

     a.  Balance  Sheet

     b.  Statements  of  Operations

     c.  Statements  of  Cash  Flows

     d.  Statement  of  Stockholders'  Equity

     e.  Notes  to  Financial  Statements


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.

                      NORMARK VENTURES CORP.
                  (An Exploration Stage Company)


                      FINANCIAL STATEMENTS
              (Expressed in United States Dollars)


                         APRIL 30, 2001

                                                    A Partnership of
DAVIDSON & COMPANY======Chartered Accountants=======Incorporated Professionals



                  INDEPENDENT AUDITORS' REPORT





To the Stockholders and Board of Directors of Normark Ventures Corp.
(An Exploration Stage Company)


We have audited the accompanying balance sheet of Normark Ventures Corp. as at April 30, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from incorporation on July 27, 2000 to April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2001 and the results of its operations and its cash flows for the period from incorporation on July 27, 2000 to April 30, 2001 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Normark Ventures Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, unless the Company attains profitable operations and/or obtains additional financing, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ DAVIDSON & COMPANY
Vancouver, Canada
                                             Chartered Accountants
June 18, 2001

                     A Member of SC INTERNATIONAL
                     ============================

      Suite 1200, Stock Exchange Tower, 609 Granville Street,
          P.O. Box 10372, Vancouver, BC, Canada, V7Y 1G6
          Telephone (604) 687-0947  Fax (604) 687-6172

NORMARK VENTURES CORP.
(An Exploration Stage Company)
BALANCE SHEET
(Expressed in United States Dollars)
AS AT APRIL 30, 2001

===========================================================================

ASSETS

Current
  Cash                                                         $     53,801
                                                               ------------

Total assets                                                   $     53,801
===========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
  Accounts payable and accrued liabilities                     $      9,401
                                                               ------------
Stockholders' equity
  Common stock (Note 6)
    Authorized
      100,000,000 common shares, par value of $0.001
    Issued
      8,400,000 common shares                                         8,400
  Additional paid-in capital                                         79,800
  Deficit accumulated during the exploration stage                  (43,800)
                                                               ------------
                                                                     44,400
                                                               ------------

Total liabilities and stockholders' equity                     $     53,801
===========================================================================

History and organization of the Company (Note 1)


Commitment (Note 9)


 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JULY 27, 2000 TO APRIL 30, 2001
===========================================================================

REVENUE
  Interest income                                              $        809
                                                               ------------

EXPENSES
  Bank charges                                                          308
  Consulting fees                                                     4,129
  Management fees                                                     8,025
  Mineral property acquisition costs (Note 5)                         6,416
  Office and general                                                  1,706
  Professional fees                                                  19,260
  Telephone and utilities                                               206
  Travel and promotion                                                4,559
                                                               ------------
                                                                     44,609
                                                               ------------
Loss for the period                                            $    (43,800)
===========================================================================

Basic and diluted loss per share                               $      (0.01)
===========================================================================

Weighted average number of shares of common stock outstanding     4,594,223
===========================================================================

 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)

===========================================================================
                                                       Deficit
                        Common Stock               Accumulated
                           Issued     Additional    During the        Total
                    -----------------    Paid-in   Exploration Stockholders'
                    Shares     Amount    Capital         Stage       Equity
============================================================================
Balance,
  July 27, 2000          -  $       - $        -   $         -  $         -

  Common stock
   issued for
   cash at
   $0.001 per
   share         4,200,000      4,200          -             -        4,200


  Common stock
   issued for
   cash at
   $0.02 per
   share         4,200,000      4,200     79,800             -       84,000

  Loss for the
   Period                -          -          -       (43,800)     (43,800)
                 ---------  --------- ----------   -----------  -----------

Balance,
  April 30, 2001 8,400,000  $   8,400 $   79,800   $   (43,800) $    44,400
===========================================================================

The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in United States Dollars)
PERIOD FROM INCORPORATION ON JULY 27, 2000 TO APRIL 30, 2001
===========================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
  Loss for the period                                          $    (43,800)
  Changes in non-cash working capital items:
    Increase in accounts payable and accrued liabilities              9,401
                                                               ------------

  Net cash used in operating activities                             (34,399)
                                                               ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of capital stock for cash                                 88,200
                                                               ------------

  Net cash provided by financing activities                          88,200
                                                               ------------

Change in cash during the period                                     53,801

Cash, beginning of period                                                 -
                                                               ------------

Cash, end of period                                            $     53,801
===========================================================================

Cash paid during the period for interest                       $          -
===========================================================================

Cash paid during the period for income taxes                   $          -
===========================================================================


 The accompanying notes are an integral part of these financial statements.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

1.   HISTORY AND ORGANIZATION OF THE COMPANY

The Company was incorporated on July 27, 2000 under the Laws of the State of Nevada and is in the business of exploration and development of mineral properties. The Company has not yet determined whether its properties contain mineral resources that may be economically recoverable. The Company therefore has not reached the development stage and is considered to be an exploration stage company in accordance with Statement of Financial Accounting Standards No. 7.


2.   GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

===========================================================================
                                                                 April 30,
                                                                     2001
===========================================================================

Deficit accumulated during the exploration stage                $  (43,800)
Working capital                                                     44,400
===========================================================================


3.   SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Loss per share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" requires basic and diluted earnings per share to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

3.   SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Foreign currency translation

Translation amounts denominated in foreign currencies are translated into United States currency at exchanges rates prevailing at transactions dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Gains and losses from restatement of foreign currency monetary assets and liabilities are included in income.

Comprehensive income

The Company has adopted Statement of Financial Accounting
Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income".
This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS
130 had no impact on total stockholders' equity as of April 30, 2001.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Accounting for derivative instruments and hedging activities

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 1999. In June 2000, the FASB issued Statement of Financial Accounting Standard No. 138 which is a significant amendment to SFAS 133. The Company does not anticipate that the adoption of these statements will have a significant impact on its financial statements.

Mineral properties

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Direct costs relating to the acquisition, exploration and development of proven properties are capitalzed until the properties are placed into production, sold or abandoned. These costs will be amortized over the proven reserves of the properties following commencement of production or over a shorter period if the properties are shown to have an impairment in value.

Environmental requirements

At the report date, environmental requirements related to mineral claims acquired (Note 5) are unknown and therefore an estimate of any future cost cannot be made.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

4.   FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

5.   MINERAL PROPERTY

Pursuant to an agreement dated April 30, 2001, the Company acquired a 100% interest in certain mining claims located in the Whitehorse Mining District of the Yukon Territory in Canada for $6,416 (CDN$10,000 - paid). As the claims do not contain any known reserves, the acquisition costs were expensed during the period ended April 30, 2001. The property is subject to a 2% Net Smelter Returns royalty ("NSR") payable to the vendor. If, after commencement of commercial production from the mineral claims, the NSR payable to the vendor in any calendar year is less than $12,832 (CDN$20,000), then the Company will be obligated to pay to the vendor the difference between the $12,832 and the actual NSR paid for the year. The royalty will terminate once the vendor receives a total of CDN$1,000,000 in royalty payments.

If the Company abandons the property, the Company is obligated to maintain the claims in good standing for a minimum period of one year from the date of abandonment.

The mineral property claims expire November 27, 2001.

6.   COMMON STOCK

On August 15, 2000, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $4,200.

On March 15, 2001, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $84,000.

Common shares

The common shares of the Company are all of the same class, are voting and entitle shareholders to receive dividends. Upon liquidation or wind-up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

NORMARK VENTURES CORP.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
APRIL 30, 2001
===========================================================================

7.   RELATED PARTY TRANSACTIONS

During the period ended April 30, 2001, the Company entered into the following transactions with related parties:

a) Paid management fees of $8,025 to a company controlled by the director of the Company.

b) Issued 4,200,000 shares of common stock for proceeds of $4,200 to a director of the Company and 100,000 shares of common stock for proceeds of $2,000 to a relative of a director of the Company.

 These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.


8.   INCOME TAXES

The Company's total deferred tax asset is as follows:

===========================================================================
                                                                 April 30,
                                                                     2001
===========================================================================

Tax benefit of net operating loss carryforward                  $   15,050
Valuation allowance                                                (15,050)
                                                                -----------
                                                                $        -
===========================================================================

The Company has net operating loss carryforwards of approximately $43,000. The valuation allowance increased to $15,050 during the period ended April 30, 2001 since the realization of the operating loss carryforwards are doubtful. It is reasonably possible that the Company's estimate of the valuation allowance will change.

The operating loss carryforwards will expire in 2021.


9.   COMMITMENT

The Company is committed to pay the director of the Company a monthly management fee of $1,000 per month pursuant to a Management Services Agreement expiring April 30, 2002.

                             NORMARK VENTURES CORP.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS
                      (Expressed in United States Dollars)
                                   (Unaudited)


                                JANUARY 31, 2002


NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
BALANCE  SHEETS
(Expressed  in  United  States  Dollars)
(Unaudited)
===============================================================================
                                               January  31,     April  30,
                                                      2002           2001
-------------------------------------------------------------------------------
ASSETS

Current
 Cash                                              $     6,160   $ 53,801
                                                   ------------  ---------

Total assets                                       $     6,160   $ 53,801
===============================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)


Current
 Accounts payable and accrued liabilities          $     7,280   $  9,401
                                                   ------------  ---------

Commitment (Note 10)

Stockholders' equity (deficiency)
 Common stock (Note 7)
   Authorized
     100,000,000  common shares,
     par value of $0.001
   Issued
     8,400,000 common
     shares (April 30, 2001
     - 8,400,000 common shares)                          8,400      8,400
 Additional paid-in capital                             79,800     79,800
 Deficit accumulated
  during the exploration stage                         (89,320)   (43,800)
                                                   ------------  ---------

                                                        (1,120)    44,400
                                                   ------------  ---------

Total liabilities and
stockholders' equity
(deficiency)                                       $     6,160   $ 53,801
===============================================================================

History  and  organization  of  the  Company  (Note  1)








   The accompanying notes are an integral part of these financial statements.

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
STATEMENTS  OF  OPERATIONS
(Expressed  in  United  States  Dollars)
(Unaudited)
================================================================================



                                  Cumulative
                                  Amounts                                              Period
                                  From          Three        Three        Nine         From
                                Incorporation   Month        Month        Month        Incorporation
                                  on July  27,  Period       Period       Period       on July 27,
                                  2000 to       Ended        Ended        Ended        2000 to
                                  January 31,   January 31,  January 31,  January 31,  January 31,
                                        2002          2002         2001         2002         2001
                                   -----------  -----------  -----------  -----------  --------
EXPENSES
 Bank charges                      $      576   $       80   $       83   $      268   $   219
 Consulting fees                        8,698            -            -        4,569         -
 Management fees                       17,655        3,210            -        9,630         -
 Mineral property acquisition
  costs (Note 6)                        6,526            -            -          110         -
 Office and general                     2,587           28           25          881        25
 Professional fees                     40,396        1,700        5,700       21,136     5,700
 Telephone and utilities                2,371          797            -        2,165         -
 Travel and promotion                  11,760          853            -        7,201         -
                                   -----------  -----------  -----------  -----------  --------


Loss before other item                (90,569)      (6,668)      (5,808)     (45,960)   (5,944)


OTHER ITEM
 Interest income                        1,249           13          315          440       315
                                   -----------  -----------  -----------  -----------  --------
Loss for the period                $  (89,320)  $   (6,655)  $   (5,493)  $  (45,520)  $(5,629)
===============================================================================================
Basic and diluted loss per share                $    (0.01)  $    (0.01)  $    (0.01)  $ (0.01)

===============================================================================================
Weighted average number of
 shares of common stock
 outstanding                                     8,400,000    4,200,000    8,400,000 3,775,532
===============================================================================================





   The accompanying notes are an integral part of these financial statements.

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
STATEMENT  OF  STOCKHOLDERS'  EQUITY  (DEFICIENCY)
(Expressed  in  United  States  Dollars)
(Unaudited)
================================================================================

                                                             Deficit
                               Common Stock Issued  Addit-   Accumulated  Total
                               ==================== ional    During the   Stockholders'
                                                    Paid-in  Exploration  Equity
                                Shares     Amount   Capital  Stage       (Deficiency)
                               ---------  -------  --------  ---------  -------------
Balance, July 27, 2000                 -  $     -  $      -  $      -   $          -

 Common stock issued for cash
   at $0.001 per share         4,200,000    4,200         -         -          4,200

 Common stock issued for cash
   at $0.02 per share          4,200,000    4,200    79,800         -         84,000

 Loss for the period                   -        -         -   (43,800)       (43,800)
                               ---------  -------  --------  ---------  -------------
Balance, April 30, 2001        8,400,000    8,400    79,800   (43,800)        44,400

 Loss for the period                   -        -         -   (45,520)       (45,520)
                               ---------  -------  --------  ---------  -------------
Balance, January 31, 2002      8,400,000  $ 8,400  $ 79,800  $(89,320)  $     (1,120)






   The accompanying notes are an integral part of these financial statements.

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
STATEMENTS  OF  CASH  FLOWS
(Expressed  in  United  States  Dollars)
(Unaudited)
================================================================================

                                        Cumulative
                                        Amounts       Nine     Period
                                        From          Month    From
                                        Incorporation Period   Incorporation
                                        on July 27,   Ended    on July  27,
                                        2000 to       January  2000 to
                                        January 31,   31,      January 31,
                                        2002          2002     2001
                                        ---------  ---------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Loss for the period                    $(89,320)  $(45,520)  $(5,629)
 Changes in non-
  cash working
  capital item:
    Increase (decrease) in
     accounts payable and
     accrued liabilities                    7,280     (2,121)    1,668
                                        ---------  ---------  --------

 Net cash used in operating activities   (82,040)   (47,641)   (3,961)
                                        ---------  ---------  --------


CASH FLOWS FROM
FINANCING ACTIVITIES
 Issuance of capital
  stock for cash                          88,200          -    47,700
                                        ---------  ---------  --------

 Net cash provided by
  financing activities                    88,200          -    47,700
                                        ---------  ---------  --------


Change in cash
during the period                          6,160    (47,641)   43,739
================================================================================
Cash, beginning
of period                                      -     53,801         -
                                        ---------  ---------  --------


Cash, end
of period                               $  6,160   $  6,160   $43,739
===============================================================================
Cash paid during
the period for
interest                                $      -   $      -   $     -
===============================================================================
Cash paid during
the period for
income taxes                            $      -   $      -   $     -
===============================================================================




There were no significant non-cash financing or investing activities for the periods presented.





   The accompanying notes are an integral part of these financial statements.

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Expressed  in  United  States  Dollars)
(Unaudited)
JANUARY  31,  2002
================================================================================

1.     HISTORY  AND  ORGANIZATION  OF  THE  COMPANY

     The Company was incorporated on July 27, 2000 under the Laws of the State of Nevada and is in the business of the exploration of mineral properties and is considered to be an exploration stage company in accordance with Statement of Financial Accounting Standards No. 7.



2.     BASIS  OF  PRESENTATION

     The accompanying unaudited financial statements have been prepared by the Company in conformity with United States generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange commission.

     In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by United States generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the period ended April 30, 2001. The results of operations for the nine month period ended January 31, 2002 are not necessarily indicative of the results to be expected for the year ending April 30, 2002.



3.     GOING  CONCERN

     These financial statements have been prepared in conformity with United States generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire mineral properties either directly or through the acquisition of operating entities. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has incurred operating losses and requires additional funds to meet its obligations and maintain its operations. Management's plan in this regard is to raise equity financing as required. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

===============================================================================
                                                     January  31,     April  30,
                                                        2002            2001
--------------------------------------------------------------------------------
Deficit accumulated during the exploration stage     $  (89,320)     $  (43,800)
Working  capital  (deficiency)                           (1,120)         44,400
================================================================================

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Expressed  in  United  States  Dollars)
(Unaudited)
JANUARY  31,  2002
================================================================================
4.     SIGNIFICANT  ACCOUNTING  POLICIES

     Use  of  estimates

     The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Loss  per  share

     Statement of Financial Accounting Standards No. 128, "Earnings Per Share" requires basic and diluted earnings per share to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.

     Foreign  currency  translation

     Translation amounts denominated in foreign currencies are translated into United States currency at exchange rates prevailing at transactions dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Gains and losses from restatement of foreign currency monetary assets and liabilities are included in income.

     Cash  and  cash  equivalents

     Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

     Comprehensive  income

     The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity (deficiency) as of January 31, 2002.

     Income  taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefits) result from the net change during the period of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Expressed  in  United  States  Dollars)
(Unaudited)
JANUARY  31,  2002
================================================================================
4.     SIGNIFICANT  ACCOUNTING  POLICIES  (cont'd  )

     Accounting  for  derivative  instruments  and  hedging  activities


     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 1999. In June 2000, the FASB issued Statement of Financial Accounting Standard No. 138 which is a significant amendment to SFAS 133. The adoption of these statements had no significant impact on the Company's financial statements.

     Mineral  properties

     Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred.

     Environmental  requirements

     The Company is not aware of any environmental requirements or liabilities related to mineral claims acquired (Note 6) and therefore an estimate of any future cost cannot be made.


5.     FINANCIAL  INSTRUMENTS

     The Company's financial instruments consist of cash and accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.


6.     MINERAL  PROPERTY

     Pursuant to an agreement dated April 30, 2001, the Company acquired a 100% interest in certain mining claims located in the Whitehorse Mining District of the Yukon Territory in Canada for $6,416 (CDN$10,000 - paid). As the claims do not contain any known reserves, all acquisition costs are expensed. The property is subject to a 2% Net Smelter Returns royalty ("NSR") payable to the vendor. If, after commencement of commercial production from the mineral claims, the NSR payable to the vendor in any calendar year is less than $12,832 (CDN$20,000), then the Company will be obligated to pay to the vendor the difference between the $12,832 and the actual NSR paid for the year. The royalty will terminate once the vendor receives a total of CDN$1,000,000 in royalty payments.

     If the Company abandons the property, the Company is obligated to maintain the claims in good standing for a minimum period of one year from the date of abandonment.

     The mineral property claims originally expired on November 27, 2001. During the three month period ended January 31, 2002, the mineral property claims were renewed for a term of one year and expire on November 27, 2002.

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Expressed  in  United  States  Dollars)
(Unaudited)
JANUARY  31,  2002
================================================================================
7.     COMMON  STOCK

     On August 15, 2000, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $4,200.

     On March 15, 2001, the Company issued 4,200,000 shares of common stock under Regulation S of the Securities Act of 1933 for total proceeds of $84,000.


     Common  shares

     The common shares of the Company are all of the same class, are voting and entitle shareholders to receive dividends. Upon liquidation or wind-up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.


     Additional  paid-in  capital

     The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.



8.     RELATED  PARTY  TRANSACTIONS

     During the nine month period ended January 31, 2002, the Company paid management fees of $9,630 (2000 - $Nil) to a company controlled by the director of the Company.

     These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.



9.     INCOME  TAXES

     The  Company's  total  deferred  tax  asset  is  as  follows:


                                                       January  31,  April  30,
                                                           2002           2001
                                                           ====           ====
Tax  benefit  of  net  operating  loss carryforwards     $  30,260    $  15,050
Valuation  allowance                                       (30,260)     (15,050)
                                                          --------     --------
                                                         $       -    $       -
================================================================================

NORMARK  VENTURES  CORP.
(An  Exploration  Stage  Company)
NOTES  TO  THE  FINANCIAL  STATEMENTS
(Expressed  in  United  States  Dollars)
(Unaudited)
JANUARY  31,  2002
================================================================================
9.     INCOME  TAXES  (cont'd  )

     The Company has net operating loss carryforwards of approximately $89,000 (April 30, 2001 - $43,000). The valuation allowance increased to $30,260 from $15,050 during the nine month period ended January 31, 2002 since the realization of the operating loss carryforwards are doubtful. It is reasonably possible that the Company's estimate of the valuation allowance will change.

     The  operating  loss  carryforwards  will  expire  beginning  in  2021.


10.     COMMITMENT

     The Company is committed to pay the director of the Company a monthly management fee of $1,000 per month pursuant to a Management Services Agreement expiring April 30, 2002.

                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We do not currently provide annual reports to shareholders nor do we file reports with the Securities and Exchange Commission. Upon, or just prior to, effectiveness of this form SB-2 registration statement, we intend to file a form 8-A registration statement under the Securities Exchange Act of 1934. We will then become a fully reporting company with the Commission and we will deliver annual reports to security holders which will include audited financial statements.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee          $    21.00
Federal  Taxes                                                    $      NIL
State  Taxes  and  Fees                                           $      NIL
Transfer  Agent  Fees                                             $ 1,000.00
Accounting  fees  and  expenses                                   $ 2,000.00
Legal  fees  and  expenses                                        $20,000.00
Blue  Sky  fees  and  expenses                                    $ 2,000.00
Miscellaneous                                                     $      NIL
                                                                  ----------
Total                                                             $25,021.00
                                                                  ==========
--------------------------------------------------------------------------------
All  amounts  are  estimates  other  than  the  Commission's  registration  fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

We issued 4,200,000 shares of common stock on August 15, 2000 to Mr. G.W. Norman Wareham. Mr. Wareham is our sole director and our president, secretary and treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at a price of $0.001 per share, for total proceeds of $4,200. The 4,200,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 4,200,000 shares of our common stock at a price of $0.02 per share to a total of twenty-eight purchasers on March 15, 2001. The total amount received from this offering was $84,000. We completed the offering pursuant to Regulation S of the Securities Act. All sales were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that: (a) each sale was an offshore transaction; (b) no directed selling efforts were made by us in completing any sales; and (c) offering restrictions were implement. These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser: (a) certified to us that purchaser is not a U.S. person as defined in Regulation S; (b) agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; (c) agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and (d) agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


ITEM  27.  EXHIBITS.

EXHIBIT
NUMBER                DESCRIPTION
------------          --------------------
3.1                   Articles  of  Incorporation*
3.2                   By-Laws,  as  amended*
4.1                   Share  Certificate*
5.1                   Opinion of Cane & Company, LLC, with consent to use*
10.1                  Management  Agreement  with Wareham Management Ltd.
                      dated September 15, 2000*
10.2                  Mining  Property Purchase Agreement with Glen
                      MacDonald dated April 30, 2001*
23.1                  Consent  of  Davidson  &  Company,  Chartered  Accountants
23.2                  Consent  of  W.G.  Timmins,  P.Eng.
* Previously filed with the SEC on our Form SB-2 registration statement filed on November 21, 2001


ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 7, 2002.

                                   NORMARK VENTURES CORP.

                                   By:    /s/ G.W. Norman Wareham
                                          _____________________________
                                          G.W. Norman Wareham, President



                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints G.W. Norman Wareham, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                       CAPACITY  IN  WHICH  SIGNED          DATE

/s/ G.W. Norman Wareham         President, Secretary, Treasurer      May 7, 2002
-------------------------       and  Director
G.W. Norman Wareham             (Principal Executive Officer)
                                (Principal Financial Officer)
                                (Principal Accounting Officer)